Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 15, 2014, relating to the financial statements of RestorGenex Corporation for the years ended December 31, 2013 and 2012, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Goldman Kurland and Mohidin, LLP

Goldman Kurland and Mohidin, LLP

Encino, California

July 14, 2014